August 12, 1995





Mr. Aamer Latif
ICOT Corporation
3801 Zanker Road
San Jose, California

                                  Severance Agreement

Dear Aamer:

        The Board of Directors of ICOT Corporation has approved the following amendment to the Severance Agreement dated as of May 15, 1995 between ICOT Corporation and you: The 18 month period referenced in Section 2(a) of the Agreement is extended to 24 months.

        The Severance Agreement is amended to the extent stated above, and otherwise remains in full force and effect in accordance with its terms. Please sign below to acknowledge this amendment and the effectiveness of the Severance Agreement.

                                        Sincerely,



                                        Arnold Silverman
                                        Director


Acknowledged:



_________________
Aamer Latif

                           SEVERANCE AGREEMENT


     This SEVERANCE AGREEMENT ("Agreement"), dated as of May 15, 1995, is entered into by and between ICOT Corporation, a Delaware corporation with its principal office at 3801 Zanker Road, San Jose, California 95150 (the "Corporation"), and Aamer Latif, whose home address is 2047 Blue Ridge Drvie, Milipitas, CA 95035 (the "Executive").

     WHEREAS, the Executive currently serves the Corporation as its Chief Executive Officer (CEO) and sits on its Board of Directors; and

     WHEREAS, the Corporation is contemplating entering into a business combination with Amati Communications Corporation ("Amati"); and

     WHEREAS, the Corporation wishes to provide for severance benefits for the Executive as a consequence of merger with Amati, which will result in the election of a new CEO for the Corporation;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Corporation and the Executive agree as follows:

     1.      GENERAL.

             Nothing in this Agreement is intended to modify any of the existing terms and conditions of the Executive's employment with the Corporation or to create any express or implied contract of employment, except as specifically provided herein.

     2.      SEVERANCE PAY ELIGIBILITY.

             (a) If the Corporation terminates the Executive's employment after signing a definitive merger agreement with Amati and prior to six months after a new CEO is appointed, the Executive will be offered the following severance: (i) Salary continuation for eighteen (18) months, paid on the Corporation's regular paydays; and (ii) payment by the Corporation for continuation of all employee benefits (the medical benefits will be paid by the Corporation's paying COBRA insurance premiums on behalf of the Executive), excluding vacation and sick time. If the benefits cannot be provided under any applicable benefits plans or applicable law, the Corporation and the Executive will use their best efforts to provide the benefits to the Executive in another manner. The Corporation will cancel the Executive's options granted under the 1981 Incentive and Supplemental Stock Option Plans and regrant them at the same exercise prices, with the same expiration dates, and with the same vesting schedules under the Corporation's 1990 Stock Option Plan. In case of the Executive's death, these benefits will be extended to the Executive's spouse and dependents.

             (b) In the event the Executive is not offered a position after a new CEO is appointed that is considered satisfactory by the Executive, the Corporation will terminate his employment and offer him the severance compensation described in paragraph 2(a) above, if (and only if) all of the following occur:

                   (i) a merger is closed between the Corporation and Amati; and

                   (ii) the Executive waits until a reasonable transition period has elapsed after a new CEO is appointed before he leaves the Corporation; and

                   (iii) the Executive's departure from the Corporation takes place no more than six months after a new CEO is appointed.

             (c) If the Executive should become eligible for the severance compensation described in paragraph 2(a) and if he should cease being a Director on the Board of the Corporation prior to the end of his severance benefits, the Executive will be retained as an independent consultant to the Corporation. For the consulting services, the Executive's pay will be negotiated between the parties.

     3. BUSINESS JUDGMENT. Nothing contained herein shall in any way limit, restrict or interfere with the determination of the officers and directors of the Corporation as to the manner in which the Corporation business shall be run.

     4. COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties relating to the Executive's entitlement to severance compensation or benefits arising out of the Corporation's entering into a business combination with Amati, and there are no representations, agreements or understandings between the parties relating thereto except as set forth or specifically referred to herein and with the exception of the ICOT Corporation Nondisclosure Statement/Confidentiality Agreement, which remains in full force and effect.

     6. NOTICES. All notices shall be sent to the parties by hand delivery or by certified or registered mail at the addresses set forth above or to any changed address which may be given in writing hereafter. Unless hand delivered, notices shall be deemed given three business days following the date deposited in the U.S. mails or one business day following the date of delivery to a nationally recognized overnight courier service.

     7. SEVERABILITY. In the event that this Agreement or any provision hereof is declared invalid, unenforceable or illegal by any court, agency, commission or arbitrators) having jurisdiction hereof or thereof, neither party shall have any cause of action or claim against the other by reason of such declaration of invalidity, unenforceability or illegality; and any such declaration concerning any provision hereof shall not affect, impair or invalidate the remainder of this Agreement, but shall be confined in its operation to that provision hereof only and the remainder of this Agreement shall remain in full force and effect. The parties hereto agree to substitute the invalid, unenforceable or illegal provision by a valid, enforceable or legal one which corresponds to the spirit and purpose of the invalid, unenforceable or illegal provisions to the greatest extent possible.

     8. AMENDMENT. This Agreement may not be changed, modified or amended in any manner except by an instrument in writing signed by all parties hereto.

     9. ASSIGNMENT. This Agreement is personal to each of the parties hereto and no party hereto may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party hereto; provided, however, that no consent shall be required hereunder in the event that the Corporation assigns this Agreement to any other entity or person which shall succeed to the business of the Corporation and which assignment does not materially alter the rights or duties of the Executive hereunder, in which event the obligations of the Corporation hereunder shall be binding upon such assignee.

     10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     11. WAIVER. No failure or delay on the part of any party hereto in the exercise of any right hereunder in enforcing or requiring the compliance or performance by the other party of any of the terms and conditions of this Agreement shall operate as a waiver of any such right, or constitute a waiver of a breach of any such terms and conditions, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, nor shall any of the aforementioned failures or delays affect or impair such rights generally in any way. The waiver by any party of a breach of any term or condition of this Agreement by the another party shall not operate as nor be construed as a waiver of any subsequent breach thereof.

     12. GOVERNING LAW. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California, without giving effect to its conflicts of laws principles.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement, as of the date first above written.

                                                /S/  AAMER LATIF
                                                Aamer Latif






                                                ICOT Corporation


                                                By:/S/ ARNOLD SILVERMAN

                                                Its    CHAIRMAN